YCM CPA INC.

          2400 BARRANCA PKWY, SUITE 300,

          IRVINE, CA 92614, UNITED STATES

March 28, 2022

Officer of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Sirs

RE: VIVIC CORP.

     Commission File Number: 333-219148

We have received a copy of, and are in agreement with, the statements being made by VIVIC CORP. in item 4.02 of its form 8-K dated May 28, 2022, captioned “Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Review”.

We hereby consent to the filling of this letter as an exhibit to the foregoing report on form 8-K.

Very truly yours,

/s/ YCM CPA Inc.

www.[firmwebsite]